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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


MedUnite, Inc.
WPJ, Inc.
Key Communications Services, Inc.
ProxyMed Acquisition Corp. II
Planet Acquisition Corp.